EXHIBIT 5.1

Thompson & Knight LLP
AUSTIN
DALLAS
ATTORNEYS AND COUNSELORS	FORT WORTH
HOUSTON
NEW YORK
THREE ALLEN CENTER
333 CLAY STREET • SUITE 3300	ALGIERS
HOUSTON, TEXAS 77002-4499	LONDON
(713) 654-8111	MEXICO CITY
FAX (713) 654-1871	MONTERREY
www.tklaw.com	PARIS
RIO DE JANEIRO
VITÓRIA
April 30, 2009
Noble Energy, Inc.
100 Glenborough, Suite 100
Houston, Texas 77067
Re: Registration Statement on Form S-8
Ladies and Gentlemen:
     We have acted as counsel for Noble Energy, Inc., a Delaware corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “1933 Act”), of 2,000,000 shares of the Company’s Common Stock, par value $3.33 1/3 per share (the “Shares”), for issuance and sale pursuant to the Noble Energy, Inc. 1992 Stock Option and Restricted Stock Plan (the “1992 Plan”).
     We have participated in the preparation of the Company’s Registration Statement on Form S-8 (the “Registration Statement”), filed on this date with the Securities and Exchange Commission, relating to the registration of the Shares under the 1933 Act.
     In connection with the foregoing, we have examined the originals or copies, certified or otherwise authenticated to our satisfaction, of the 1992 Plan, the Registration Statement and such corporate records of the Company, certificates of public officials and officers of the Company and other instruments and documents as we have deemed necessary to require as a basis for the opinion hereinafter expressed. As to various questions of fact material to such opinion, we have, where relevant facts were not independently established, relied upon statements of officers of the Company whom we believe to be responsible.
     Based upon the foregoing and in reliance thereon, we advise you that in our opinion the Shares, when issued in accordance with the provisions of the 1992 Plan, will be legally issued, fully paid and nonassessable.
     We consent to the use of this opinion as an exhibit to the Registration Statement being filed on this date and to the reference to our firm in the prospectus distributed by the Company in connection therewith.

Very truly yours,
/s/ THOMPSON & KNIGHT LLP